EXHIBIT 99.1

Quanex Building Products Reports First Quarter 2014 Results

  Record first quarter EPG net sales increased 19% to $126 million vs. $106 million in Q1 2013
  First quarter EBITDA of $5.7 million vs. loss of $4.0 million in Q1 2013
  First quarter net loss of $3.9 million vs. net loss of $8.1 million in Q1 2013

HOUSTON, March 6, 2014 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading supplier of window and door components, today released results for its first fiscal quarter ended January 31, 2014.

The Engineered Products Group (EPG) reported record first quarter revenues driven by double-digit year over year growth rates. "The momentum that we started to see in the fourth quarter of last year carried over into what is historically our weakest quarter," Chairman, President and CEO Bill Griffiths said. "Including Aluminite on a pro-forma basis, we have seen average growth rates of 13.4% for the last two quarters. While some of this is attributable to winter inventory builds at our customer's facilities, it is further evidence of the optimism around a continued recovery in 2014."

Engineered Products Group

EPG reported first quarter 2014 net sales of $126 million, an increase of 19.1% compared to $106 million in the first quarter of 2013. First quarter 2014 operating income was $7.5 million compared to $2.8 million in the first quarter of 2013. EPG's first quarter 2014 EBITDA was $15.1 million compared to $10.3 million in the first quarter of 2013.

Preliminary U.S. window shipments as reported by Ducker Worldwide (Ducker), a market intelligence firm, increased 10.1% for the 12 months ended December 31, 2013.  EPG's pro-forma North American fenestration sales for the 12 month period ended January 31, 2014, the most comparable sales figure to those reported by Ducker, increased 8.8% over the prior year. Ducker is forecasting a 12% increase in U.S. window shipments in calendar 2014.

Aluminum Sheet Products Group (Nichols)

The Aluminum Sheet Products Group reported first quarter 2014 net sales of $80 million, a decrease of 6% compared to $85 million in the first quarter of 2013. Despite a $5 million reduction in net sales, the operating loss remained flat as a result of continuing operating improvements by the Nichols team. Included in the first quarter 2014 loss is $0.5 million related to the Decatur Alabama cold mill repair project.

On February 10, 2014, Quanex announced the sale of Nichols to Aleris for $110 million in an all-cash transaction. The transaction is expected to close on March 31, 2014.

Corporate and Other Items

First quarter 2014 corporate costs were $8.4 million compared to $12.3 million in the year ago first quarter. First quarter 2014 corporate expenses included $0.9 million in transaction costs, deferred compensation expense and external audit fees.

First quarter 2014 cash balances totaled $26 million. For the quarter, cash used by operating activities was $11.5 million compared to $30.3 million in the year ago first quarter.  There were no outstanding borrowings against the revolving credit facility.

Additional information related to first quarter 2014 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization, impairment and other, net) to its most comparable US GAAP figure, can be found in the supplemental schedules accompanying this press release.

Conference Call Information

Quanex will host its conference call today, March 6, 2014 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the company's industry, and the company's future growth. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013, the section titled, "Cautionary Note Regarding Forward-Looking Statements" contained therein.

For additional information, please visit www.quanex.com.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,
	2014	2013

Net sales	$ 202,362	$ 185,713
Cost of sales (excluding depreciation and amortization)	171,904	162,690
Selling, general and administrative	24,767	27,051
Depreciation and amortization	10,294	9,657
Asset impairment charges	510	—
Operating loss	(5,113)	(13,685)
Interest expense	(158)	(139)
Other, net	96	(91)
Loss before income taxes	(5,175)	(13,915)
Income tax benefit	1,275	5,797
Net loss	$ (3,900)	$ (8,118)

Loss per common share:
Basic	$ (0.11)	$ (0.22)
Diluted	$ (0.11)	$ (0.22)

Weighted average common shares outstanding:
Basic	37,003	36,809
Diluted	37,003	36,809

Cash dividends per share	$ 0.04	$ 0.04

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2014	October 31, 2013
Assets
Cash and cash equivalents	$ 25,807	$ 49,736
Accounts receivable, net	72,459	98,833
Inventories, net	74,498	58,316
Deferred income taxes	24,769	22,786
Prepaid and other current assets	7,352	6,612
Total current assets	204,885	236,283
Property, plant and equipment, net	160,531	157,219
Deferred income taxes	13,277	13,444
Goodwill	71,838	71,866
Intangible assets, net	76,969	78,962
Other assets	13,543	14,041
Total assets	$ 541,043	$ 571,815

Liabilities and Stockholders' Equity
Accounts payable	$ 67,278	$ 76,900
Accrued liabilities	29,679	44,785
Current maturities of long-term debt	187	183
Total current liabilities	97,144	121,868
Long-term debt	721	752
Deferred pension and postretirement benefits	4,506	3,712
Liability for uncertain tax positions	5,435	5,396
Non-current environmental reserves	8,862	9,255
Other liabilities	12,114	14,638
Total liabilities	128,782	155,621
Total stockholders' equity	412,261	416,194
Total liabilities and stockholders' equity	$ 541,043	$ 571,815

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2014	2013
Operating activities:
Net loss	$ (3,900)	$ (8,118)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	10,294	9,657
Stock-based compensation	1,090	1,709
Deferred income tax benefit	(1,885)	(6,499)
Excess tax benefit from share-based compensation	(1)	(169)
Asset impairment charges	510	--
Other, net	728	482
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	26,654	10,862
Increase in inventory	(15,998)	(13,417)
Increase in other current assets	(594)	(291)
Decrease in accounts payable	(10,894)	(11,496)
Decrease in accrued liabilities	(15,027)	(15,593)
Increase in income taxes	26	487
Increase in deferred pension and postretirement benefits	915	862
(Decrease) increase in other long-term liabilities	(1,087)	295
Other, net	(2,315)	889
Cash used for operating activities	(11,484)	(30,340)
Investing activities:
Acquisitions, net of cash acquired	(5,161)	(22,449)
Capital expenditures	(6,748)	(11,500)
Proceeds from property insurance claim	400	—
Proceeds from disposition of capital assets	303	16
Cash used for investing activities	(11,206)	(33,933)
Financing activities:
Repayments of other long-term debt	(26)	(25)
Common stock dividends paid	(1,490)	(1,482)
Issuance of common stock	331	508
Excess tax benefit from share-based compensation	1	169
Debt issuance costs	—	(1,070)
Cash used for financing activities	(1,184)	(1,900)

Effect of exchange rate changes on cash and cash equivalents	(55)	(524)

Decrease in cash and cash equivalents	(23,929)	(66,697)
Cash and cash equivalents at beginning of period	49,736	71,255
Cash and cash equivalents at end of period	$ 25,807	$ 4,558

QUANEX BUILDING PRODUCTS CORPORATION
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2014	2013
Net Sales:
Engineered Products	$ 126,379	$ 106,119
Aluminum Sheet Products	79,491	84,603
Building Products	205,870	190,722

Eliminations	(3,508)	(5,009)

Net Sales	$ 202,362	$ 185,713

Operating Income (Loss)
Engineered Products	$ 7,491	$ 2,833
Aluminum Sheet Products	(4,251)	(4,229)
Building Products	3,240	(1,396)

Corporate & Other	(8,353)	(12,289)

Operating Loss	$ (5,113)	$ (13,685)

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization, impairment and other, net) is a non-GAAP financial measure that Quanex management uses to measure its operational performance and assist with financial decision-making. We believe this non-GAAP measure provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance, including under market conditions outlined in our forward-looking guidance. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended January 31, 2014
	Engineered Products	Aluminum Sheet Products	Corporate & Other	Quanex
Net loss				$ (3,900)
Income tax benefit				(1,275)
Other, net				(96)
Interest expense				158
Operating income (loss)	7,491	(4,251)	(8,353)	(5,113)
Asset impairment charges	5	505	--	510
Depreciation and amortization	7,644	1,750	900	10,294
EBITDA	15,140	(1,996)	(7,453)	5,691

	Three Months Ended January 31, 2013
	Engineered Products	Aluminum Sheet Products	Corporate & Other	Quanex
Net loss				$ (8,118)
Income tax benefit				(5,797)
Other, net				91
Interest expense				139
Operating income (loss)	2,833	(4,229)	(12,289)	(13,685)
Asset impairment charges	--	--	--	--
Depreciation and amortization	7,473	1,627	557	9,657
EBITDA	10,306	(2,602)	(11,732)	(4,028)

Financial Statistics as of January 31, 2014
Book value per common share:			$11.06
Total debt to capitalization:			0.2%
Return on invested capital:			-1.7%
Actual number of common shares outstanding:			37,259,657

QUANEX BUILDING PRODUCTS CORPORATION
Supplemental Financial Disclosures
(In millions, except spread per pound)
(Unaudited)

Engineered Products Group (EPG) is focused on providing window and door OEMs with fenestration components, products, and systems. Key end markets are residential remodeling and replacement (R&R) and new home construction.

	1Q 2014	1Q 2013	Change

Net sales	$ 126.4	$ 106.1	$ 20.3
Operating income	$ 7.5	$ 2.8	$ 4.7
EBITDA	$ 15.1	$ 10.3	$ 4.8

Aluminum Sheet Products Group is a leading provider of aluminum sheet coil through its Nichols Aluminum operation. Key end markets are residential R&R, new home construction and transportation.

	1Q 2014	1Q 2013	Change

Net sales	$ 79.5	$ 84.6	$ (5.1)
Operating loss	(4.3)	(4.2)	(0.1)
EBITDA	(2.0)	(2.6)	0.6
Shipped pounds (in millions)	60	59	1
Spread per pound	$ 0.40	$ 0.44	$ (0.04)

Corporate & Other Items
	1Q 2014	1Q 2013	Change

Stock-based compensation cost	1.1	1.7	(0.6)
Transaction costs	0.4	1.0	(0.6)
Other costs	6.9	9.6	(2.7)
Total corporate costs	$ 8.4	$ 12.3	$ (3.9)

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)
These pre-tax and after-tax tables include non-GAAP financial measures that Quanex management uses to measure its operational performance and assist with financial decision-making. We believe these non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Segment	Q1 2014		Q1 2013
Pre-Tax Presentation		$MM		$MM
Loss Before Income Taxes As Reported		$ (5.2)		$ (13.9)
Benefit (Reduction):
IG Warranty Reserve Benefit	EPG	(2.8)		--
Asset Impairment Charge	EPG	0.5		--
Transaction Related Expenses	Corp	0.4		1.0
Discontinued ERP Expenses*	Corp	0.3		1.6
Loss Before Income Taxes As Adjusted		$ (6.8)		$ (11.3)

	Segment	Q1 2014	Q1 2014	Q1 2013	Q1 2013
After-Tax Presentation		$MM	EPS	$MM	EPS
Net Loss As Reported		$ (3.9)	$ (0.11)	$ (8.1)	$ (0.22)
Benefit (Reduction):
IG Warranty Reserve Benefit	EPG	(2.1)	(0.06)	--	--
Asset Impairment Charge	EPG	0.4	0.01	--	--
Transaction Related Expenses	Corp	0.3	0.01	0.6	0.02
Discontinued ERP Expenses	Corp	0.2	0.01	0.9	0.03
Net Loss As Adjusted *		$ (5.1)	$ (0.14)	$ (6.6)	$ (0.17)

* Q1 2014 includes $258K of depreciation related to the SAP Implementation assets.

CONTACT: Financial Contact: Marty Ketelaar, 713-877-5402;
         Media Contact: Valerie Calvert, 713-877-5305